August 17, 2021

Madre Tierra Mining Ltd.
1321 Blanshard Street, Suite 301
Victoria, British Columbia V8W 0B6

Dear Sirs/Mesdames:

Re: Madre Tierra Mining Ltd.

We have acted as Canadian counsel to Madre Tierra Mining Ltd. (the “Corporation”), a corporation existing under the laws of the Province of British Columbia, in connection with the Corporation’s filing of an offering statement on Form 1-A filed on the date hereof (the “Offering Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to Regulation A under the U.S. Securities Act of 1933, as amended (the “Act”). The Offering Statement contemplates the offering (the “Offering”) of up to 57,142,857 units (the “Units”) of the Corporation to raise aggregate gross proceeds of up to US$28,571,428.50.

Each Unit consists of: (i) one common share in the capital of the Corporation (“Common Share”) (each, a “Share”), for an aggregate of up to 57,142,857 Shares, and (ii) one-half of one common share purchase warrant (each whole warrant, a “Warrant”), for an aggregate of up to 28,571,429 Warrants. Each Warrant entitles the holder thereof to purchase one Common Share (each, a “Warrant Share”) at an exercise price of US$0.75 per Warrant Share, and is exercisable starting from the date of issuance until any time prior to the date that is 24 months from the date of issuance. If the maximum Offering is completed and the Warrants are exercised in full, the maximum gross proceeds from the sale of Units in the Offering (including the proceeds from the issuance of all Warrant Shares upon exercise of Warrants issued in the Offering) is US$50,000,000.25.

For the purposes of this opinion, the Units, Shares, Warrants and Warrant Shares shall be collectively referred to as the “Securities”.

Documents Reviewed

For the purposes of this opinion, we have examined and relied on, but have not participated in the preparation of, among other things, the following:

(a)	a certified copy of the constating documents of the Corporation;

(b)	a certificate of good standing dated August 16, 2021 issued by the Registrar of Companies for British Columbia in respect of the Corporation (the “Certificate of Good Standing”); and

(c)
resolutions of the directors of the Corporation relating to the Offering and the transactions contemplated thereby, including resolutions of the directors approving, among other things, the Offering, the form of subscription agreement to be entered into between the Corporation and purchasers of the Units and the form of the certificate representing the Warrants.

As to certain matters of fact, we have relied on a certificate of even date herewith of an officer of the Corporation (the “Officer’s Certificate”).

In preparation for the delivery of this opinion, we have examined the above-mentioned documents and we have examined all such other documents and made such other investigations as we consider relevant and necessary in order to give this opinion. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us. As to various questions of fact material to this opinion which we have not independently established, we have examined and relied upon, without independent verification, certificates of public officials and officers of the Corporation including, without limitation, the Officer’s Certificate.

For purposes of the opinion set forth below, we have assumed:

(a)	the legal capacity of all individuals;

(b)
the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied, photostatic, electronically transmitted copies (including commercial reproductions);

(c)	the identity and capacity of any person acting or purporting to act as a corporate or public official;

(d)	the accuracy and completeness of all information provided to us by public officials or offices of public record;

(e)	the accuracy and completeness of all representations and statements of fact contained in all documents, instruments and certificates (including the Officer’s Certificate);

(f)	the accuracy and completeness of the minute books and all other corporate records of the Corporation reviewed by us;

(g)	the facts stated in the Certificate of Good Standing continue to be true as of the date hereof;

(h)	the Units will be offered, issued and sold in compliance with applicable United States federal and state securities laws, and in the manner stated in the Offering Statement; and

(i)	that the facts stated in the Certificate of Good Standing and the Officer’s Certificate shall continue to be true and correct as at the date of completion of the Offering.

Whenever our opinion refers to Common Shares to be issued as being “fully paid and non-assessable”, such opinion indicates that the holder of such Securities cannot be required to contribute any further amounts to the Corporation by virtue of his, her or its status as holder of such Securities, either in order to complete payment for the Securities, to satisfy claims of creditors or otherwise. No opinion is expressed as to the adequacy of any consideration received for such Securities.

We are qualified to practise law in the Province of British Columbia. Our opinion below is limited to the existing laws of the Province of British Columbia and the federal laws of Canada applicable therein as of the date of this opinion and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction. In particular, we express no opinion as to United States federal or state securities laws or any other laws, rule or regulation, federal or state, applicable to the Corporation. We disclaim any obligation or duty to update this opinion to reflect any changes in such laws or other circumstances after the date hereof.

In rendering our opinion in paragraph 1 below as to the valid existence of the Corporation, we have relied solely on the Certificate of Good Standing, a copy of which has been delivered to you.

For the purposes of paragraphs 2 to 4 below, “Offering Circular” shall mean the offering circular on Form 1-A, including any and all subsequent amendments and supplements thereto submitted confidentially as draft offering circulars or filed publicly as offering circulars, together with any post-effective amendments or additional offering circulars filed pursuant to Regulation A under the U.S. Securities Act.

Based and relying upon and subject to the foregoing and the qualifications expressed below, we are of the opinion that:

1.	The Corporation is a corporation existing under the Business Corporations Act (British Columbia) and has not been dissolved.

2.
Upon the SEC duly qualifying the Officer Circular, the Shares have been duly authorized by all necessary corporate action on the part of the Corporation and, when the Shares are issued and sold in the manner and under the terms described in the Offering Statement, will be validly issued, fully paid and non-assessable.

3.
Upon the SEC duly qualifying the Officer Circular,  the Warrants have been duly authorized and, when issued and sold in accordance with and in the manner described in the Offering Statement, shall be authorized and validly issued by the Corporation.

4.
Upon the SEC duly qualifying the Officer Circular,  the Warrant Shares have been authorized and reserved for issuance and such Warrant Shares, when issued and delivered by the Corporation in accordance with the terms and conditions of the certificates representing the Warrants in accordance with and in the manner described in the Offering Statement against payment of the exercise price therefor, will be validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Offering Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

This opinion letter is furnished to you at your request in accordance with the requirements of Item 17(12) of Form 1-A in connection with the filing of the Offering Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. No opinion is expressed as to the contents of the Offering Statement, other than the opinions expressly set forth herein relating to the Shares, the Warrants and the Warrant Shares. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

/s/Miller Thomson LLP
Miller Thomson LLP

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